UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, 30th Floor Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Atlantic Power Corporation (the “Company”) held an annual and special meeting of its shareholders on June 21, 2013. At the annual and special meeting, the shareholders of the Company voted on the following matters, casting their votes as described below:

•                  To elect to the board of directors each of the nominees listed below:

Nominee	Votes For	Votes Against	Votes Withheld / Abstentions	Broker Non-Votes
Irving R. Gerstein	35,458,220	n/a	3,628,381	31,782,153
Kenneth M. Hartwick	35,049,544	n/a	4,037,057	31,782,153
John A. McNeil	35,110,764	n/a	3,975,838	31,782,152
R. Foster Duncan	35,658,364	n/a	3,428,238	31,782,152
Holli Ladhani	35,506,550	n/a	3,580,053	31,782,151
Barry E. Welch	35,880,947	n/a	3,205,656	31,782,151

•                  To appoint KPMG LLP as auditors of the Company and to authorize the Company’s board of directors to fix the auditors’ remuneration:

Votes For	Votes Against	Votes Withheld / Abstentions	Broker Non-Votes
67,288,456	n/a	3,580,298	0

•                  Non-binding, advisory vote on the approval of named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,745,994	10,362,075	978,137	31,782,548

•                  Ordinary resolution to approve, ratify and confirm the adoption of the Shareholder Rights Plan adopted by the board of directors of the Company effective February 28, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,359,938	4,906,482	819,785	31,782,549

•                  Ordinary resolution to approve, ratify and confirm the adoption of the Company’s Advance Notice Policy adopted by the board of directors of the Company effective April 1, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,197,825	3,105,139	783,241	31,782,549

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: June 21, 2013	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer

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